UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 12, 2010

IGI LABORATORIES, INC.

(Exact name of registrant as specified in charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-08568 (Commission file number)	01-0355758 (I.R.S. Employer Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of principal executive offices)(Zip Code)

(856) 697-1441

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2010, IGI Laboratories, Inc. (the “Company”) announced that it has named Charles E. Moore its Executive Vice President of Technical Operations, effective February 12, 2010. The Company also announced that it promoted Philip Forte to the position of Chief Financial Officer. Mr. Forte will continue to serve as the Company’s principal financial officer and principal accounting officer.

Prior to joining IGI, from March 2008 to February 2009, Mr. Moore, age 61, was Vice President of Business Development for Infa Inc., where he was responsible for development of the North American business of the Infa Group, an Italian-based Active Pharmaceutical Ingredient (API) manufacturer. From March 2006 to February 2008, Mr. Moore served as Director of Business Development for VinChem Inc., a pharmaceutical outsourcing solutions provider. From 1980 to 2006, Mr. Moore served in various senior management roles for Altana Inc. (now Nycomed) including being the Head of the Product Development Task Force. He was responsible for researching the US dermatology market, selecting the product candidates for in-house development, and overseeing the development process through ANDA approval and launch. Mr. Moore received his BSBA from Thomas A. Edison College.

Under the terms of his employment agreement, Mr. Moore will receive an annual salary of $250,000. Mr. Moore will also receive a grant of 379,000 shares of restricted stock, one-third of which will vest on January 4, 2011, one-third of which will vest on January 4, 2012 and one-third of which will vest on January 4, 2013. In addition, Mr. Moore will be entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees. Mr. Moore will also be eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock. Mr. Moore’s target bonus will be equal to 20% of his base salary for the applicable fiscal year. All performance targets pursuant to such plan shall be determined by the Company’s Compensation Committee. Mr. Moore is also subject to certain restrictive covenants as set forth in his employment agreement, including confidentiality, non-solicitation and non-competition. Mr. Moore’s employment agreement further provides for payments upon certain types of employment termination events as further set forth in the Employment Agreement.

The foregoing description of the employment agreement for Mr. Moore is qualified in its entirety by reference to the full text of his Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On February 18, 2010, the Board of Directors (the “Board”) of the Company amended the Employment Agreement between the Company and Mr. Forte dated May 18, 2009 as filed with the Securities and Exchange Commission on Form 8-K on May 29, 2009, to provide Mr. Forte with one-year base salary continuation (instead of six months of salary continuation as previously provided for his Employment Agreement) in the event of his termination by the Company without cause. On February 18, 2010, the Board also (i) increased Mr. Forte’s base salary to $185,000; (ii) granted Mr. Forte 80,000 shares of restricted stock which vest as follows: (A) one-twelfth of the shares vested as of February 12, 2010; (B) one-twelfth of the shares shall vest on each of the following dates: (x) June 30, 2010, (y) September 30, 2010 and (z) December 31, 2010; (C) one-third of the shares shall vest on February 12, 2011 and (D) one-third of the shares shall vest on February 12, 2012; (iii) awarded Mr. Forte a bonus in the amount of $19,000 for his service to the Company during 2009; and (iv) awarded Hemanshu Pandya, the Company’s President and Chief Executive Officer, a bonus in the amount of $15,000 for his service to the Company during 2009.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement dated February 12, 2010 between IGI Laboratories, Inc. and Charles Moore

99.1	Press Release of IGI Laboratories, Inc. dated February 19, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: February 19, 2010	By:/s/ Philip Forte
Name: Philip Forte Title: Controller

EXHIBIT INDEX

Exhibit

10.1	Employment Agreement dated February 12, 2010 between IGI Laboratories, Inc. and Charles Moore

99.1	Press Release of IGI Laboratories, Inc. dated February 19, 2010